UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 30, 2019

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 30, 2019, Team Inc. (“TEAM”) entered into that certain Eighth Amendment to Third Amended and Restated Credit Agreement, dated as of August 30, 2019, among TEAM, certain TEAM Subsidiary Guarantors, Bank of America N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and other Lenders party thereto (the “Eighth Amendment”). The Eighth Amendment amends and restates certain portions of that certain Third Amended and Restated Credit Agreement, dated as of July 7, 2015 among TEAM, certain TEAM Subsidiary Guarantors, Bank of America N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and other Lenders party thereto, as amended by that certain First Amendment to Credit Agreement dated December 2, 2015, that certain Second Amendment and Commitment Increase to Credit Agreement dated February 29, 2016, that certain Third Amendment to Credit Agreement dated August 17, 2016, that certain Fourth Amendment and Limited Waiver to Credit Agreement dated December 19, 2016, that certain Fifth Amendment to Credit Agreement, dated May 5, 2017, that certain Sixth Amendment to Credit Agreement dated as of July 21, 2017 (but effective as of June 30, 2017) and that certain Seventh Amendment to Credit Agreement dated March 8, 2018 (as amended, the “Credit Agreement”). Capitalized terms not otherwise defined in this Item 1.01 shall have the meanings ascribed to them in the Credit Agreement.
The Eighth Amendment, among other things, extends the term of the Credit Agreement to July 7, 2021, eliminates the Interest Coverage Ratio, adds the Net Leverage Ratio and the Debt Service Coverage Ratio covenants and amends the Senior Secured Leverage Ratio covenant. Information on these covenants, as amended, is set forth in the table below:

Fiscal Quarter Ending	Maximum Senior Secured Leverage Ratio
September 30, 2019, December 31, 2019, March 31, 2020, June 30, 2020 and September 30, 2020	2.75 to 1.00
December 31, 2020 and each Fiscal Quarter thereafter	2.50 to 1.00

Fiscal Quarter Ending	Maximum Net Leverage Ratio
March 31, 2020	5.50 to 1.00
June 30, 2020	5.25 to 1.00
September 30, 2020	5.00 to 1.00
December 31, 2020 and each Fiscal Quarter thereafter	4.50 to 1.00

Fiscal Quarter Ending	Minimum Debt Service Coverage Ratio
September 30, 2019	1.10 to 1.00
December 31, 2019, March 31, 2020, June 30, 2020 and September 30, 2020	1.25 to 1.00
December 31, 2020 and each Fiscal Quarter thereafter	1.50 to 1.00
In addition, the Eighth Amendment reduces the aggregate revolving commitment amount of the Credit Agreement to $225 million and adds a term loan of $50 million, which was used in its entirety to prepay the outstanding principal amount borrowed under the Credit Agreement immediately prior to the effectiveness of this Eighth Amendment.
The foregoing summaries of the Eighth Amendment and the Credit Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Eighth Amendment and the Credit Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.
On September 6, 2019, TEAM issued a press release announcing that it had entered into the Eight Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit number	Description

10.1
Eighth Amendment to Third Amended and Restated Credit Agreement, dated as of August 30, 2019, among Team, Inc., certain Team, Inc. Subsidiary Guarantors, Bank of America N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and other Lenders party thereto.

10.2
Third Amended and Restated Credit Agreement, dated as of July 7, 2015, among Team, Inc., certain Team, Inc. Subsidiary Guarantors, Bank of America N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and other Lenders party thereto (referenced as Annex I to Exhibit 10.1 filed herewith).

99.1	Team Inc.’s Press Release Issued September 6, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ Susan M. Ball
Susan M. Ball
Executive Vice President and Chief Financial Officer
Dated: September 6, 2019